EXHIBIT 99.1

Anne-Marie Megela
Senior Director, Investor Relations
1.800.2GEVITY (1.800.243.8489), x4672
annemarie.megela@gevityhr.com

GEVITY REPORTS FOURTH QUARTER EARNINGS
PER SHARE OF $0.44

•     12th consecutive quarter of increased profits
•     2004 pro-forma earnings per share of $1.24

SIGNIFICANT MILESTONE TOWARDS INSURANCE NEUTRALITY

•     Favorable program maturation justifies lowering previously estimated cost of claims by $5.4 million
•      Results in positive impact on fourth quarter earnings per share of $0.13

COMPANY PROJECTS FULL YEAR ORGANIC GROWTH IN CLIENT EMPLOYEES SERVED; ANTICIPATES 2005 EARNINGS PER SHARE OF MINIMALLY $1.25

•     New service offerings cater to broader market
•    Growth in employee count served yields a disproportionate increase in operating income

BRADENTON, FL, February 17, 2005 — Gevity (NASDAQ: GVHR) announced today that fourth quarter diluted earnings per common share rose 131.6% to $0.44 for the quarter ended December 31, 2004 on 28.4 million diluted common shares, from $0.19 in the same quarter of 2003 on 26.5 million diluted common shares. Reported earnings for the last quarter of 2004 include a $0.13 positive impact attributable to an adjustment of $5.4 million to previously estimated cost of claims in recognition of continued favorable maturation trends in the company’s insurance programs.

For the year ended December 31, 2004, pro-forma diluted earnings per common share increased 100.0% to $1.24 compared to $0.62 per share in 2003. Without the impact of the $5.4 million adjustment to previously estimated cost of claims, 2004 pro-forma diluted earnings per share would have been $1.11. The 2004 results were on 27.8 million diluted common shares, compared to 24.6 million diluted common shares at year-end 2003.

Milestones toward insurance neutrality

Commenting on these results, Erik Vonk, Gevity’s Chairman and Chief Executive Officer stated, ” We realized significant milestones in our strategic objective of achieving insurance neutrality. 2004 has been remarkable in this regard. We secured insurance to significantly limit our residual risk under the 2000-02 workers’ compensation programs, entered into an agreement to reduce the deductible applicable to our 2005 workers’ compensation program from $1 million to $750,000 per occurrence, and determined that continuing positive developments made it appropriate to reduce previously estimated cost of claims by $5.4 million.”

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Continuing, Mr. Vonk said, “2004 also marked a year in which we achieved both quantitative and qualitative successes. Our company performance has been outstanding, even without the positive impact of the insurance related adjustments. For the fourth quarter, without the effect of the adjustment to previously estimated cost of claims, diluted earnings per share would have been $0.31. Of particular significance are the improved productivity and stability of the sales force, higher price points, further ability to leverage our infrastructure, and the simplification and increase of our equity base.”

Financial and key performance highlights, excluding adjustment to previously estimated cost of claims by $5.4 million

For the fourth quarter of 2004, revenues increased 30.0% to $153.5 million compared to $118.1 million for the fourth quarter of 2003. Cost of services increased 25.5% to $105.1 million from $83.8 million in the fourth quarter of 2003. Gross profit increased 41.2% to $48.4 million from $34.3 million for the same period in 2003. Operating expenses, excluding depreciation and amortization, increased 23.1% to $30.7 million for the fourth quarter of 2004 compared to $25.0 million in the fourth quarter of 2003. Operating income increased by 87.8% to $13.8 million from $7.4 million. As a result, net income increased to $8.9 million in the fourth quarter of 2004 from $5.1 million in the fourth quarter of 2003, or 76.7%.

For the year ended December 31, 2004, revenues increased 37.5% to $585.5 million compared to $425.8 million for the same period in 2003. Cost of services increased 32.7% to $411.5 million from $310.1 million, resulting in a gross profit increase of 50.3% to $174.0 million from $115.7 million. Full year operating expenses, excluding depreciation and amortization, increased 30.9% to $113.6 million from $86.8 million in 2003. Operating income increased by 114.0% to $46.2 million from $21.6 million year-over-year. As a result, 2004 net income for the full year increased to $31.1 million compared to $15.4 million in 2003, or 101.8%.

For the fourth quarter of 2004, annualized average wages per paid employee increased by 8.6% from $37,269 to $40,480. Annualized professional service fees per paid employee increased by 2.6% to $1,163 in the fourth quarter of 2004 from $1,133 in the fourth quarter of 2003. Annualized gross profit per paid employee increased to $1,594 from $1,472 year-over-year, or 8.3%. Annualized operating expense per paid employee, excluding depreciation and amortization, for the fourth quarter of 2004 totaled $1,012, which is a decrease of 5.6% from $1,072 in 2003. Annualized operating income per paid employee increased by 43.8% from $317 in the fourth quarter of 2003 to $456 in the fourth quarter of 2004.

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For the year ended December 31, 2004, average wages per paid employee increased by 7.1% from $33,569 to $35,953. Professional service fees per paid employee increased by 1.4% to $1,125 from $1,109. Gross profit per paid employee increased to $1,451 from $1,318, or 10.1%. Operating expense per paid employee for the full year, excluding depreciation and amortization, totaled $948, which is a decrease of 4.0% from $988 year-over-year. Operating income per paid employee increased by 56.5% from $246 for the full year of 2003 to $385 for the full year of 2004.

At December 31, 2004, the company reported total client employees of 129,876 as compared to 134,102 at September 30, 2004. Total new client employee production of 7,149 during the fourth quarter of 2004 represents a 67.5% improvement over the same quarter last year. Total number of employees lost to client attrition was 11,875 for the fourth quarter of 2004 as compared to 7,965 for the fourth quarter of 2003. In addition, the net increase in existing client employees was 500 in the fourth quarter of this year as compared to 957 in the fourth quarter of 2003.

At December 31, 2004, the company reported total client employees of 129,876 as compared to 106,452 at December 31, 2003. In addition to the acquired EPIX client portfolio, total new client employee production was 25,196 for the full year of 2004. This production represents a 41.4% improvement over the full year of 2003. Total number of employees lost to client attrition was 34,783 for the full year of 2004 as compared to 32,033 for the full year of 2003. In addition, the net increase in existing client employees was 1,165 for the full year of 2004 as compared to 2,033 for the full year of 2003.

A look at 2005

As to the outlook for 2005, Mr. Vonk stated, “We are entering this year with not only a more stable and productive sales force, but also with expanded service offerings that considerably extend our reach into the market. Combined factors fortify our expectations to see net production surpass attrition in a client employee base that was increased by nearly 50% in just over a year. This is significant because the growth in employee count served yields a disproportionate increase in operating income. We will continue to build on our accomplishments and pursue our key strategic initiatives with a particular focus on profitability, sales productivity, and infrastructure leverage.”

The company stated that it anticipates 2005 earnings per common share will be minimally $1.25 on approximately 29.0 million diluted common shares outstanding. This earnings per share expectation does not reflect the impact of expensing outstanding stock options, and does not reflect any furthur reduction of previously estimated cost of claims.

Earnings conference call

Gevity invites you to participate in a live conference call and webcast this morning at 10:30 a.m. Eastern time to discuss the company’s strong fourth quarter earnings results and learn more about the company’s evolution.

To access the call, dial 866-244-6730 and ask for the Gevity conference call. Allow five to ten minutes before 10:30 a.m. Eastern time to secure the line. To listen to the call via the Web, log on at http://phx.corporate-ir.net/playerlink.zhtml?c=101089&s=wm&e=1002733. Allow five to ten minutes before 10:30 a.m. Eastern time to register. (Minimum requirements to listen to broadcast: The Windows Media Player software, downloadable free from http://www.microsoft.com/windows/windowsmedia/EN/default.asp, and at least a 28.8 KBPS connection to the Internet.

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If you are unable to listen to the live call, audio will be archived on the Gevity Web site. To access the replay, click on www.gevity.com.

About Gevity

Gevity helps clients increase profits, grow sales and improve customer satisfaction through our comprehensive employee management solution. We serve as the insourced human resource department to small- and medium-sized businesses nationwide. Our unique approach integrates three key drivers of business success: workforce alignment, administrative relief and business protection. We deliver our solution through our innovative people, processing and portal approach, combining the resources of our highly skilled human resource consultants and our scalable, Web-enabled technology platform.

A copy of this press release can be found on the company’s Web site at www.gevity.com.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), Gevity HR, Inc. (“Gevity” or the “Company”) is hereby providing cautionary statements identifying important factors that could cause the Company’s actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made by or on behalf of the Company herein, in other filings made by the Company with the Securities and Exchange Commission, in press releases or other writings, including in electronic form on its internet web site(s), or orally, whether in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as “will result,” “are expected to,” “anticipated,” “plans,” “intends,” “will continue,” “estimated,” and “projection”) are not historical facts and may be forward-looking and, accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. These factors are described in further detail in the Company’s Annual Report on Form 10-K and in other filings by the Company with the Securities and Exchange Commission. The Company cautions that these factors could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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GEVITY HR, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2004	2003	2004	2003
Revenues	$ 153,533	$ 118,082	$ 585,481	$ 425,827
Cost of services	99,753	83,797	406,140	310,109

Gross profit	53,780	34,285	179,341	115,718

Operating expenses:
Salaries, wages and commissions	19,211	16,490	71,803	55,287
Other general and administrative	11,518	8,472	41,809	31,476
Depreciation and amortization	3,835	1,951	14,168	7,370

Total operating expenses	34,564	26,913	127,780	94,133

Operating income	19,216	7,372	51,561	21,585
Interest income, net	52	284	833	1,515
Other non-operating (expense), net	(1)	(109)	(101)	(128)

Income before income taxes	19,267	7,547	52,293	22,972
Income tax provision	6,776	2,491	17,675	7,581

Net income	12,491	5,056	34,618	15,391
Non-recurring, non-cash charge attributable to the
acceleration of the unamortized discount associated
with the conversion into common stock of all shares
of the convertible, redeemable preferred stock	--	--	29,317	--
Non-cash charges attributable to beneficial conversion
feature and accretion of redemption value of
convertible, redeemable preferred stock	--	80	129	166
Preferred stock dividends	--	304	434	781
Assumed preferred stock dividend (assuming full distribution of
net income)	--	816	--	1,439

Net income attributable to common shareholders	$ 12,491	$ 3,856	$ 4,738	$ 13,005

Net income per common share - diluted	$ 0.44	$ 0.19	$ 0.20	$ 0.62

Weighted average common shares outstanding- diluted	28,403	26,480	24,125	24,649

Pro forma net income per common share - diluted	$ 0.44	$ 0.19	$ 1.24	$ 0.62

Pro forma weighted average common shares outstanding- diluted	28,403	26,480	27,829	24,649

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GEVITY HR, INC.
Non-GAAP Financial Information

The following table reconciles Gevity HR, Inc. (the “Company”) results calculated using Generally Accepted Accounting Principles (“GAAP”) and results reported excluding certain charges (“non-GAAP financial information”) for the periods presented. The pro forma non-GAAP financial information is included to provide investors a more complete and transparent understanding of the Company’s underlying operational results and trends, but should only be used in conjunction with results reported in accordance with GAAP. The Company believes that the pro forma non-GAAP financial information set forth below provides useful information to show the effect on diluted earnings per share when the non-recurring, non-cash charge to retained earnings to accelerate the amortization of the discount associated with the Series A Convertible Redeemable Preferred Stock (the “Preferred Stock”), the accretion of redemption value of the Preferred Stock prior to conversion and the related Preferred Stock dividends, are excluded, in light of the full conversion of the Preferred Stock into common stock on May 19, 2004.

Reconciliation of Pro Forma Non-GAAP Financial Information:

	Three Months Ended December 31,		For the Year Ended December 31,
	2004	2003	2004	2003
Net income attributable to
common shareholders for purposes
of computing diluted earnings per
share (GAAP)	$12,491	$5,056	$4,738	$15,391
Pro forma adjustments:
Non-recurring, non-cash charge
attributable to the acceleration of the
unamortized discount associated with
the conversion into common stock of
all shares of the convertible,
redeemable preferred stock	--	--	29,317	--

Non-cash charges attributable to
beneficial conversion feature
and accretion of redemption value of
convertible, redeemable preferred
stock	--	--	129	--
Preferred Stock dividends	--	--	434	--

Pro forma net income for diluted
earnings per share calculation
(non-GAAP)	$12,491	$5,056	$34,618	$15,391

Diluted earnings per share (GAAP)	$0.44	$0.19	$0.20	$0.62

Pro forma diluted earnings per
share (non-GAAP)	$0.44	$0.19	$1.24	$0.62

Diluted weighted average
shares outstanding (GAAP)	28,403	26,480	24,125	24,649

Pro forma effect of dilutive securities:
Options	--	--	1,610	--
Convertible, redeemable preferred
stock	--	--	2,094	--

Pro forma diluted weighted average
shares outstanding (non-GAAP)	28,403	26,480	27,829	24,649

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GEVITY HR, INC.
SELECTED BALANCE SHEET ITEMS
(in thousands)

	As of December 31, 2004	As of December 31, 2003

Unrestricted cash and cash equivalents,
certificates of deposit, & marketable securities	$40,776	$44,682

Restricted cash and cash equivalents,
certificates of deposit, & marketable securities	$18,636	$107,326

Accounts receivable from unbilled revenues	$82,709	$95,225

Accounts receivable (billed, net of allowance for
doubtful accounts)	$17,081	$5,604

Workers' compensation receivable, net - Short-term	$33,405	$11,734

Workers' compensation receivable, net - Long-term	$79,310	$12,621

Property and equipment, net	$10,079	$12,253

Intangible assets, net	$40,133	$7,128

Total assets	$339,587	$321,564

Accrued workers' compensation insurance
premium - Short-term	$4,359	$11,838

Accrued workers' compensation insurance
premium - Long-term	$700	$59,280

Debt	$--	$--

Total liabilities	$174,413	$228,630

Series A Convertible, Redeemable Preferred
Stock (net of discounts of $0 and $29,446,
respectively)	$--	$554

Shareholders' equity	$165,174	$92,380

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GEVITY HR, INC.
STATISTICAL DATA
(unaudited)

	4th Quarter 2004	4th Quarter 2003	Percentage Change

Client employees at period end	129,876	106,452	22.0%
Clients at period end (1)	9,246	8,041	15.0%
Average number of client employees/
clients at period end	14.05	13.24	6.1%
Average number of client
employees paid by month (2)	121,497	93,162	30.4%
Number of workers' compensation claims	1,606	1,355	18.5%
Frequency of workers' compensation
claims per one million dollars
of workers' compensation wages (3)	1.36x	1.73x	-21.4%
Workers' compensation manual
premium per one hundred dollars
of workers' compensation wages (3), (6)	$3.26	$3.77	-13.5%
Workers' compensation billing per
one hundred dollars of workers'
compensation wages (3)	$2.62	$3.68	-28.8%
Workers' compensation cost per
one hundred dollars of workers'
compensation wages (3), (7)	$1.79	$3.39	-47.2%
Client employee health benefits
plan participation	38%	36%	5.6%
Annualized average wage per average
client employees paid by month (4)	$40,480	$37,269	8.6%
Annualized professional service fees
per average number of client employees
paid by month (4), (5), (8)	$1,163	$1,133	2.6%
Annualized total gross profit per average
number of client employees paid
by month (4), (7)	$1,594	$1,472	8.3%
Annualized operating expense excluding
depreciation and amortization per
average number of client employees
paid by month (4)	$1,012	$1,072	-5.6%
Annualized operating income per average
number of client employees paid
by month (4),(7)	$456	$317	43.8%

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(1)	Client accounts as measured by separate payroll cycles.

(2)	The average number of client employees paid by month is calculated based upon the sum of the number of paid client employees at the end of each month divided by the number of months in the period.

(3)	Workers’ compensation wages excludes the wages of clients electing out of the Company’s workers’ compensation program.

(4)	Annualized statistical information is based upon actual quarter-to-date amounts which have been annualized (divided by 3 and multiplied by 12) and then divided by the average number of client employees paid by month.

(5)	The annualized professional service fees is based upon information from the following table (in thousands):
	4th Quarter 2004	4th Quarter 2003

Revenues:
Professional service fees	$35,336	$29,427
Employee health and welfare benefits	84,691	58,307
Worker's compensation	30,926	28,776
State unemployment taxes and other	2,580	1,572

Total revenues	$153,533	$118,082

(6)	Manual premium rate data is derived from tables of AIG in effect for 2004 and 2003, respectively.

(7)	The fourth quarter 2004 annualized statistic excludes the positive impact of a $5.4 million adjustment to workers' compensation cost related to the lowering of previous loss estimates.

(8)	The fourth quarter 2003 annualized professional service fees per average number of client employees paid by month excludes the effect of approximately $3.0 million related to amounts that were billed to clients during the first nine months of the year but were included in professional service fees during the fourth quarter.

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GEVITY HR, INC.
STATISTICAL DATA

(unaudited)

	Twelve Months 2004	Twelve Months 2003	Percentage Change

Client employees at period end	129,876	106,452	22.0%
Clients at period end (1)	9,246	8,041	15.0%
Average number of client employees/
clients at period end	14.05	13.24	6.1%
Average number of client
employees paid by month (2)	119,857	87,819	36.5%
Number of workers' compensation claims	6,489	5,765	12.6%
Frequency of workers' compensation
claims per one million dollars
of workers' compensation wages (3)	1.59x	2.00x	-20.5%
Workers' compensation manual
premium per one hundred dollars
of workers' compensation wages (3), (6)	$3.50	$4.27	-18.0%
Workers' compensation billing per
one hundred dollars of workers'
compensation wages (3)	$2.88	$3.70	-22.2%
Workers' compensation cost per
one hundred dollars of workers'
compensation wages (3), (7)	$2.04	$3.20	-36.3%
Client employee health benefits
plan participation	38%	36%	5.6%
Average wage per average
client employees paid by month (4)	$35,953	$33,569	7.1%
Professional service fees
per average number of client employees
paid by month (4), (5)	$1,125	$1,109	1.4%
Total gross profit per average
number of client employees paid
by month (4), (7)	$1,451	$1,318	10.1%
Operating expense excluding
depreciation and amortization per
average number of client employees
paid by month (4)	$948	$988	-4.0%
Operating income per average
number of client employees paid
by month (4), (7)	$385	$246	56.5%

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(1)	Client accounts as measured by separate payroll cycles.

(2)	The average number of client employees paid by month is calculated based upon the sum of the number of paid client employees at the end of each month divided by the number of months in the period.

(3)	Workers’ compensation wages excludes the wages of clients electing out of the Company’s workers’ compensation program.

(4)	Statistical information is based upon actual year-to-date amounts divided by the average number of client employees paid by month.

(5)	The professional service fees is based upon information from the following table (in thousands):

	Twelve Months 2004	Twelve Months 2003

Revenues:
Professional service fees	$134,781	$97,376
Employee health and welfare benefits	314,494	214,701
Worker's compensation	117,669	104,225
State unemployment taxes and other	18,537	9,525

Total revenues	$585,481	$425,827

(6)	Manual premium rate data is derived from tables of AIG in effect for 2004 and 2003, respectively.

(7)	The 2004 statistic excludes the positive impact of a $5.4 million adjustment to workers' compensation cost related to the lowering of previous loss estimates.

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